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                                                                    EXHIBIT 10.2

                               AMENDMENT NUMBER 1
                                       TO
                    PRIMARY CARE PROVIDER SERVICES AGREEMENT

                             EFFECTIVE JULY 1, 2004

      This Amendment to Primary Care Provider Services Agreement (the "Amendment"), effective as of July 1, 2004, is by and among Vista Healthplan, Inc. ("VHP"), Vista Insurance Plan, Inc. ("VIP"; VHP and VIP collectively referred to as "VISTA") and CONTINUCARE MEDICAL MANAGEMENT, INC. ("Provider").

      WHEREAS, VISTA and Provider entered into that certain Primary Care Provider Services Agreement (the "Agreement"); and

      WHEREAS, Pursuant to Section 9.5 of the Agreement, VISTA desires to amend the Agreement in the manner set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree to amend the Agreement as follows:

I.    AMENDMENTS:

      2. DUTIES OF PCP. SECTION 2.3 - REFERRALS AND PRE-AUTHORIZATIONS, IS REPLACED WITH THE FOLLOWING: "PCP shall make appropriate Referrals and obtain required Pre-Authorizations for all Covered Services in accordance with this Agreement, the applicable VISTA Coverage Plan and VISTA Policies. PCP shall use his/her best efforts to provide Members with any necessary Referral or obtain any required Pre-Authorization from VISTA while the Member is in PCP's office. VISTA shall use its REASONABLE efforts to provide requested Pre-Authorization immediately upon PCP's request; provided, however, that PCP agrees to take a pending or tracking number with respect to a Pre-Authorization request in the event VISTA requires further information in making the Pre-Authorization coverage decision. Except in the case of Emergency Services or Urgently Needed Services or upon the prior written approval of VISTA's Medical Director or his/her designee, PCP agrees that all charges incurred for Covered Services by VISTA which fail to comply with VISTA's Referral and Pre-Authorization requirements, including those set forth in VISTA Policies or the applicable VISTA Coverage Plan, shall be borne by PCP, including all related costs, fees, charges and expenses. PCP hereby agrees to indemnify and hold harmless Members, AHCA, CMS and DOI against charges for Covered Services for which PCP failed to comply with VISTA's Referral and Pre-Authorization requirements, as required under VISTA Policies, the applicable VISTA Coverage Plan or this Agreement."

      2. DUTIES OF PCP. SECTION 2.6 - COORDINATION OF BENEFITS, IS REPLACED WITH THE FOLLOWING: "PCP agrees that payment for Covered Services provided to Members is subject to coordination with any other benefits payable or paid to or for a Member. Such benefits include, but are not limited to, any group insurance coverage, contract, prepayment plan or governmental program and any claims that may give rise to compensation to a Member from a third party, including, without limitation, workers' compensation and automobile insurance.

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      VISTA shall be subrogated to all rights of recovery
      of a Member against any person or entity for such benefits or payments as permitted under applicable law and this Agreement. PCP shall use its REASONABLE efforts to determine whether a Member has any benefits as described above or whether a third party may be responsible for payment. PCP shall assist VISTA in coordination of benefits by (i) requiring a Member so covered to sign all necessary documents to give effect to this
      Section 2.6; and (ii) signing any other document and providing any other information or records REASONABLY so requested by VISTA at no cost to VISTA. Unless otherwise required by law, PCP shall not be entitled to reimbursement by any third party for Covered Services rendered to Members, including, Medicare intermediaries or carriers, and all sums recovered pursuant to this Section 2.6 shall be retained by VISTA. Unless required by law or the applicable VISTA Coverage Plan, in the event VISTA is the primary carrier, payments made by VISTA to PCP plus allowed Co-Payments, Deductibles and Co-Insurance shall be deemed payment in full for all services rendered by PCP hereunder. In the event VISTA is the secondary carrier (except in the case of Medicare or where otherwise required by law), VISTA shall pay for all services rendered to Members in accordance with this Agreement and applicable law that were not paid by the primary carrier; provided, however, that the combined payments made by the primary and secondary carriers shall not exceed one hundred percent (100%) of the compensation due PCP by VISTA under Schedule 4.1 of this Agreement. If VISTA is the secondary carrier to Medicare, VISTA's liability shall be limited to Deductible and Co-Insurance amounts, unless otherwise required by federal law."

      2. DUTIES OF PCP. SECTION 2.11 - ENCOUNTER DATA, IS REPLACED WITH THE
      FOLLOWING: "As required by VISTA and applicable law, PCP shall submit complete Encounter Data to VISTA on a monthly basis on or before the last day of each month, or such lesser time period as may be required by VISTA or applicable law, for encounters occurring in the immediately preceding month. PCP shall submit Encounter Data in accordance with VISTA Policies or as otherwise required by VISTA or state or federal laws or regulations, and shall certify the accuracy, completeness and truthfulness of such Encounter Data in such form as required by VISTA Policies. PCP acknowledges and agrees that in the event PCP fails to comply with this
      Section 2.11, AFTER VISTA HAS PROVIDED PCP WRITTEN NOTICE DESCRIBING ANY FAILURE AND ALLOWING PCP SIXTY (60) DAYS TO CORRECT SUCH FAILURE (i) VISTA may withhold any and all payments due by VISTA to PCP until such time as VISTA receives the current and complete Encounter Data that it requested; and (ii) such failure may be deemed a material breach of this Agreement."

      2. DUTIES OF PCP. SECTION 2.13 - VERIFICATION OF ELIGIBILITY, IS REPLACED WITH THE FOLLOWING: "Prior to providing any services to a Member, PCP shall cause the Member to produce his/her VISTA membership card or, if the Member represents that such membership card was not yet issued by VISTA, the Member's enrollment form. VISTA shall make reasonable efforts to confirm or deny eligibility using the most current information provided by the Subscriber Group, CMS or any other governmental agency, as applicable; provided, however, that PCP's compliance with such verification procedures and/or VISTA's confirmation of a Member's eligibility does not constitute a guarantee of such Member's eligibility or VISTA's coverage of any services provided by PCP in reliance on such confirmation. In the event VISTA determines that a Member was ineligible at the time services were provided by PCP to such Member, VISTA may recover payments made by VISTA to PCP for that Member retroactive to the first (1st) day of the month in which the

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      Member became ineligible for coverage. VISTA WILL retroactively add
      Members to PCP's panel for a period of up to ninety (90) days from the date VISTA determines, in VISTA's REASONABLE discretion, that the particular Member should have been included in PCP's panel and PCP shall receive applicable Capitation Fee payments on behalf of that Member for such period. If a Member was erroneously or inappropriately placed on PCP's Member list or is retroactively terminated, VISTA may offset any Capitation Fee payment previously paid to PCP on behalf of such Member IN ACCORDANCE WITH APPLICABLE FLORIDA AND FEDERAL LAW, FROM FUTURE PAYMENTS DUE PCP. If the Member loses eligibility during hospitalization, PCP may collect from the Member any amounts for services rendered subsequent to the loss of coverage under the applicable VISTA Coverage Plan; provided, however, that any such loss of eligibility shall be subject to applicable law, the applicable VISTA Coverage Plan and VISTA Policies.

      2. DUTIES OF PCP. SECTION 2.17 - DISPARAGEMENT PROHIBITED, IS DELETED IN ITS ENTIRETY AND NOT USED.

      3 DUTIES OF VISTA. SECTION 3.1 - LIMITATION ON SELECTION OF PCP, IS REPLACED WITH THE FOLLOWING: "VISTA MAY REASONABLY LIMIT, RESTRICT OR SUSPEND MEMBERS' OPPORTUNITY TO SELECT PCP FOR PRIMARY CARE SERVICES (THE "RESTRICTION"), EFFECTIVE IMMEDIATELY UPON WRITTEN NOTICE TO PCP WHICH SHALL STATE THE REASON FOR SUCH ACTION (THE "VIOLATION"). PCP SHALL COMPLY WITH ANY SUCH NOTICE; PROVIDED, HOWEVER, IF PCP CURES SUCH VIOLATION, VISTA SHALL LIFT SUCH RESTRICTION."

      3 DUTIES OF VISTA. A SECTION 3.4 TITLED "REPORTS" SHALL BE ADDED AS
      FOLLOWS: "VISTA SHALL USE ITS BEST EFFORTS TO PROVIDE PCP WITH PERIODIC STATEMENTS WITH RESPECT TO THE FINANCIAL ARRANGEMENTS RELATING TO THIS AGREEMENT IN ACCORDANCE WITH PROCEDURES DEVELOPED BY VISTA. VISTA SHALL USE ITS BEST EFFORTS TO PROVIDE PCP WITH THE FOLLOWING MONTHLY REPORTS IN ELECTRONIC FORMAT NO LATER THAN FIFTEEN (15) DAYS AFTER THE END OF A CALENDAR MONTH:

            MEMBERSHIP LISTS.
            LISTS OF MEMBERS ADDED OR DELETED FROM THE PRIOR MONTH'S REPORT. DETAIL SUPPORT FOR CAPITATION FEE.
            DETAIL OF CLAIMS PAID SINCE THE PRIOR MONTH'S REPORT.
            DETAIL OF REVENUE EARNED BY MEMBER, INCLUDING ANY RETROACTIVE ADDITIONS OR DELETIONS.
            DETAIL OF MEDICARE RISK ADJUSTMENT ACTIVITY.

      VISTA SHALL ALSO USE ITS BEST EFFORTS TO PROVIDE PCP QUARTERLY RECONCILIATIONS OF THE POOL DESCRIBED IN SCHEDULE 4.1/EXHIBIT 3 WITH ACCOMPANYING PROFIT AND LOSS STATEMENTS NO LATER THAN FIFTEEN (15) DAYS AFTER THE END OF A CALENDAR QUARTER WHICH SHALL INCLUDE DETAILS ON STOP LOSS RECOVERIES CREDITED TO THE POOL AND REFLECTED IN THE QUARTERLY PROFIT AND LOSS STATEMENTS. TOGETHER WITH THE QUARTERLY RECONCILIATIONS, VISTA SHALL USE ITS BEST EFFORTS TO PROVIDE PCP A REPORT LISTING CURRENT CAPITATED SPECIALIST AND CAPITATED RATES. IN ADDITION TO THE REPORTS NOTED ABOVE, VISTA WILL USE ITS BEST EFFORTS TO PROVIDE A DAILY AUTHORIZATIONS ISSUED REPORT (UPON FINAL COMPLETION OF REPORT IN TO PRODUCTION) AND A WEEKLY PREPAID CLAIMS FILED REPORT."

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      3 DUTIES OF VISTA. SECTION 3.2 - ACCOUNTABILITY TO CMS, IS REPLACED WITH
      THE FOLLOWING: "To the extent required by law, VISTA shall oversee and be accountable to CMS with respect to those services performed by PCP pursuant to this Agreement with respect to Medicare Members. VISTA SHALL COMPLY IN ALL MATERIAL RESPECTS WITH THE LAWS AND REGULATIONS THAT GOVERN THE CONDUCT OF ITS BUSINESS RELATED TO THIS AGREEMENT."

      4 COMPENSATION. SECTION 4.3. - MULTIPLE AGREEMENTS IS DELETED IN ITS ENTIRETY AND NOT USED.

      5 TERM. IS REPLACED WITH THE FOLLOWING: "Unless earlier terminated as provided in this Agreement, this Agreement shall commence as of the Effective Date, as defined in Section 9.26 hereof, and shall end on JUNE 30, 2008, and shall automatically renew for successive one (1) year periods (collectively, the "Term"), unless either party provides the other party with written notice of its intent to terminate this Agreement at least ONE HUNDRED EIGHTY (180) days prior to the end of the then current Term."

      6 TERMINATION. SECTION 6.2 - TERMINATION WITHOUT CAUSE IS DELETED IN ITS ENTIRETY AND NOT USED.

      6 TERMINATION. SECTION 6.4 - AUTOMATIC TERMINATION, IS REPLACED WITH THE
      FOLLOWING: "Notwithstanding Section 6.3 above, VISTA may terminate this Agreement immediately upon notice to PCP if (i) PCP becomes insolvent, files a petition for protection from its creditors, enters into any general arrangement or assignment for the benefit of its creditors, suffers or consents to the appointment of a trustee or a receiver to take possession of substantially all of PCP's assets, or in the event of the attachment, execution or other judicial seizure of substantially all of PCP's assets; or (ii) VISTA determines, in VISTA's sole REASONABLE discretion, that: (a) the actions or inactions of PCP OR PCP STAFF; are causing or may cause imminent danger to the health, safety or welfare of any Member; (b) A PCP STAFF'S OR PCP's license, DEA registration, hospital staff privileges, right to participate in the Medicare or Medicaid program or other accreditation is restricted, suspended or revoked or PCP STAFF voluntarily relinquishes any of the foregoing AND WITH RESPECT TO THE PCP STAFF AND SUCH PCP STAFF IS NOT PROMPTLY TERMINATED BY PCP; (c) A PCP STAFF's ability to practice medicine is effectively impaired by an action of the Board of Medicine or other governmental agency; (d) PCP is convicted of a criminal offense related to his/her involvement in Medicaid, Medicare or social service programs under Title XX of the Social Security Act; or (e) PCP OR PCP STAFF engaged in any other behavior or activity that could be hazardous or injurious to any Member. AS USED IN THIS SECTION 6.4, THE TERM PCP SHALL REFER TO PCP AS A CORPORATE ENTITY."

      6 TERMINATION. SECTION 6.7 - CONTINUING CARE RESPONSIBILITIES, IS REPLACED WITH THE FOLLOWING: "Except as otherwise provided in this Agreement, upon termination of this Agreement for any reason whatsoever, the rights of each party shall terminate; provided, however, that such termination shall not release PCP from: (i) PCP's agreement not to seek compensation from Members, other than as specifically permitted by Section 2.7, for Covered Services provided by PCP to Members prior to the effective date of termination of this Agreement, which agreement shall also be applicable after termination of this Agreement with respect to Covered Services provided to Members during any period in which PCP is providing continuing care to a Member as contemplated below; and (ii) PCP's obligation,

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      under applicable law, to arrange and provide continuation of coverage and care for those Members then utilizing PCP as their Primary Care Physician or for whom treatment is otherwise active with PCP until the earlier of:
      (a) the completion of treatment of a condition for which the Member is receiving care on the effective date of termination; (b) the date on which the transfer of such Member's care to another Primary Care Physician can be arranged by VISTA; or (c) the next open enrollment period offered by the Subscriber Group, if applicable; provided, however, that PCP shall not be required to provide such continuation of coverage and care to any Member longer than six (6) months after the effective date of termination of this Agreement. Notwithstanding the foregoing, VISTA shall allow PCP and PCP shall continue to provide care after the termination of this Agreement for any Member who initiated a course of prenatal care, regardless of the trimester in which care was initiated, until completion of postpartum care. Notwithstanding anything herein to the contrary, if termination of this Agreement occurs during the insolvency of VISTA or in the event that the contract between CMS and VISTA terminates or is not renewed for any reason whatsoever, PCP shall provide Primary Care Services to Members for the duration of the later of: (i) the period for which the Member made payment under his/her VISTA Coverage Plan or for the duration of the contract period for which CMS payments were made to VISTA on behalf of the Member, as applicable; (ii) the duration of any stay by the Member in an inpatient facility on the date of insolvency or, in the event that the contract between CMS and VISTA expires or terminates, until the Member is discharged from such facility; or (iii) such longer period of time as may be necessary for VISTA to remain in compliance with federal and state laws and regulations, including, without limitation, Medicare and Medicaid. During any such continuation of care period, VISTA shall compensate PCP in accordance with Schedule 4.1, Exhibit 3, Section II of this Agreement for care rendered to any Member and PCP shall be bound by the terms of this Agreement and PCP SHALL NOT BE AT RISK OR OTHERWISE RESPONSIBLE FOR THE COST OF SERVICES OTHER THAN FOR PRIMARY CARE SERVICES. PCP further agrees that (i) this Section 6.7 shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member; and (ii) this
      Section 6.7 supersedes any oral or written agreement to the contrary, whether now existing or hereafter entered into between PCP and a Member, or persons acting on a Member's behalf."

      6 TERMINATION. SECTION 6.11 - BENEFIT PROGRAMS, IS REPLACED WITH THE
      FOLLOWING: "VISTA may terminate any and all Benefit Programs SO LONG AS SUCH TERMINATION APPLIES with respect to all Participating Providers, at VISTA's sole discretion, upon notice to PCP in accordance with this Agreement; provided, however, that termination of this Agreement with respect to a particular Benefit Program(s) shall have no effect on the continuation of this Agreement with respect to all other Benefit Programs as listed on Schedule D. As such, this Agreement shall remain in full force and effect with respect to any Benefit Program not specifically terminated."

      7 RECORDS IS REPLACED WITH THE FOLLOWING: "PCP shall maintain, provide and allow access DURING PCP'S REGULAR BUSINESS HOURS AND ALLOW AT LEAST FIVE
      (5) BUSINESS DAYS ADVANCE WRITTEN NOTICE EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAWS AND REGULATIONS to records as set forth on Schedule 7, attached hereto and incorporated herein, and otherwise set forth in VISTA Policies and applicable laws and regulations."

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      8 NOTICE IS REPLACED WITH THE FOLLOWING: "Any notice required hereunder or otherwise given shall be in writing and sent via (i) hand delivery, (ii) nationally recognized courier service, , or (iii) registered or certified mail, return receipt requested. Notices shall be sent to or by VISTA or PCP at the addresses listed below, or at such other addresses as either party may designate to the other in writing:

      To VISTA:   Vista Healthplan, Inc.
                         1340 Concord Terrace
                         Sunrise, Florida  33323
                         Attention: Senior Vice President of Provider Operations

      With a copy to: Vista Healthplan, Inc.
                         300 South Park Road
                         Hollywood, Florida  33021
                         Attention: Senior Vice President and General Counsel

      To PCP:  Continucare Medical Management, Inc.
                         7200 Corporate Center Drive
                         Suite 600
                         Miami, Florida  33126
                         Attention: President

      With a copy to: Continucare Corporation
                         7200 Corporate Center Drive
                         Suite 600
                         Miami, Florida  33126
                         Attention: President

      To DOI:  Department of Insurance
                         Division of Specialty Insurers
                         200 East Gaines Street
                         Tallahassee, Florida  32399-0300
                         Att:  Health Section

      Notices shall be deemed given on the date of delivery as shown on the delivery receipt or return receipt, or on the date noted on such receipt as the date delivery thereof was refused, returned as unclaimed or determined impossible to accomplish due to an unnoticed change of address.

      9 MISCELLANEOUS. SECTION 9.1.1 - CONFIDENTIAL MATERIALS, IS REPLACED WITH THE FOLLOWING: "PCP acknowledges and agrees that as a result of this Agreement, PCP may become informed of, and have access to, valuable and confidential information of VISTA and ITS Affiliates, including, without limitation, (i) eligibility lists and any other information containing the names, addresses and telephone numbers of Members; (ii) VISTA Policies and all forms related thereto; (iii) other policy and procedure manuals; (iv) the provisions of this Agreement; and (v) any other information compiled or created by VISTA which is proprietary in nature, including names, payment rates and methodologies, business methods, trademarks, logos, patents and VISTA ACKNOWLEDGES AND AGREES THAT AS A RESULT OF THIS

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      AGREEMENT, VISTA MAY BECOME INFORMED OF, AND HAVE ACCESS TO, VALUABLE,
      CONFIDENTIAL AND PROPRIETARY INFORMATION OF PCP AND ITS AFFILIATES. ALL SUCH INFORMATION OF VISTA AND PCP SHALL BE REFERRED TO AS THE "CONFIDENTIAL INFORMATION", shall remain the exclusive property of VISTA AND PCP AS THE CASE MAY BE to be held by THE OTHER in trust and solely for the other's benefit. Accordingly, except as required by law or expressly authorized under this Agreement, NEITHER PCP NOR VISTA shall, at any time, either during or subsequent to the Term, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information OF THE OTHER without prior written consent of VISTA, except to responsible persons who are in a contractual or fiduciary relationship with the PARTY IN POSSESSION OF THE OTHER'S CONFIDENTIAL INFORMATION and for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than THE OTHER PARTY or any person acting on THEIR behalf.

      9 MISCELLANEOUS. SECTION 9.1.2. - RETURN OF CONFIDENTIAL INFORMATION, IS REPLACED WITH THE FOLLOWING: "Upon termination of this Agreement to the extent permitted by applicable law, PCP AND VISTA shall promptly deliver to THE OTHER all Confidential Information BELONGING TO THE OTHER PARTY that is in THEIR possession or control, including all copies and abstracts of Confidential Information."

      9 MISCELLANEOUS. SECTION 9.1.3 - CONFIDENTIAL OPERATIONS INFORMATION, IS REPLACED WITH THE FOLLOWING: "Unless otherwise required by law, neither PCP NOR VISTA shall not disclose information relating to the operations of THE OTHER to third parties without obtaining prior written consent."

      9 MISCELLANEOUS. SECTION 9.1.5 - OWNERSHIP, IS REPLACED WITH THE
      FOLLOWING: "Ownership of and right of control over all Confidential Information shall vest exclusively in THE DISCLOSING PARTY."

      9 MISCELLANEOUS. SECTION 9.1.6 - NON-SOLICITATION OF MEMBERS, IS REPLACED WITH THE FOLLOWING: "PCP RECOGNIZES AND AGREES THAT VISTA HAS A VALUABLE BUSINESS RELATIONSHIP WITH EACH OF ITS MEMBERS AND, FURTHER, THAT PCP STANDS IN A POSITION TO INFLUENCE MEMBERS' DECISIONS CONCERNING INSURERS. IN RECOGNITION OF VISTA'S VALUABLE BUSINESS RELATIONSHIPS WITH ITS MEMBERS, PCP AGREES THAT DURING THE TERM AND FOR A PERIOD OF NINETY (90) DAYS AFTER TERMINATION OF THIS AGREEMENT FOR ANY REASON OTHER THAN PCP'S TERMINATION OF THIS AGREEMENT FOR CAUSE OR AS A RESULT OF VISTA'S INSOLVENCY, PCP SHALL NOT SOLICIT MEMBERS, DIRECTLY OR INDIRECTLY, TO ENROLL IN ANY OTHER HEALTH INSURANCE OR HEALTH COVERAGE OR ALTERNATIVE HEALTH CARE DELIVERY SYSTEM; PROVIDED, HOWEVER, THAT UPON TERMINATION OF THIS AGREEMENT THIS RESTRICTION SHALL NOT RELATE TO ANY MEMBER THAT WAS A PATIENT OF PCP PRIOR TO ENROLLING IN A VISTA COVERAGE PLAN, PRIOR TO THE EFFECTIVE DATE OF TERMINATION OF THIS AGREEMENT. PCP'S OBLIGATION NOT TO SOLICIT MEMBERS IS A MATERIAL INDUCEMENT FOR PCP'S ENGAGEMENT BY VISTA PURSUANT TO THIS AGREEMENT. THIS SECTION 9.1.6, HOWEVER, IS NOT INTENDED TO INTERFERE WITH A MEMBER'S RIGHT TO FREELY SELECT A PRIMARY CARE PHYSICIAN OR ALTERNATIVE HEALTH COVERAGE SUBSEQUENT TO TERMINATION OF THIS AGREEMENT. FURTHER, PCP ACKNOWLEDGES AND AGREES THAT ANY AND ALL MARKETING OR SOLICITATION COMMUNICATION WITH MEDICARE MEMBERS AND MEDICAID MEMBERS MUST

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      BE APPROVED IN ADVANCE OF DISSEMINATION BY CMS OR AHCA, AS
      APPLICABLE, IN ACCORDANCE WITH APPLICABLE REQUIREMENTS."

      9 MISCELLANEOUS. SECTION 9.1.7 - ENFORCEMENT, IS REPLACED WITH THE FOLLOWING "PCP and VISTA acknowledge and agree that irreparable injury will result to THE OTHER PARTY in the event of breach of these covenants, that a material inducement for PCP's engagement by VISTA AND PCP'S ACCEPTANCE OF THE ENGAGEMENT are the covenants set forth in this Section 9.1, and that monetary damages in an action at law would not provide an adequate remedy in the event of a breach of this Section 9.1. PCP AND VISTA further acknowledge and agree that the covenants set forth in this
      Section 9.1. are necessary for the protection of THEIR legitimate business and professional duties, ethical obligations, and interests and are reasonable in scope and content. Accordingly, in the event of THE breach of (i) this Section 9.1 or any part of this Section 9.1, this Section 9.1 may be enforced by the obtaining of an injunction to restrain the violation thereof by the BREACHING PARTY and all persons acting for or with the BREACHING PARTY, IN ADDITION TO ALL OTHER REMEDIES THE NON-BREACHING PARTY MAY HAVE AT LAW OR IN EQUITY."

      9 MISCELLANEOUS. SECTION 9.2 - ASSIGNMENT, IS REPLACED WITH THE FOLLOWING:
      "PCP shall not assign, delegate, subcontract, or otherwise transfer its rights, obligations and/or interests arising under this Agreement, without the express written consent of VISTA WHICH NOT BE UNREASONABLY WITHHELD. VISTA may assign, delegate, subcontract or otherwise transfer its rights, obligations and/or interests under this Agreement to any successor, VISTA Affiliate or a party to which any of VISTA's line(s) of business are sold, without PCP's consent. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties."

      9 MISCELLANEOUS. SECTION 9.5 - MODIFICATIONS IS REPLACED WITH THE
      FOLLOWING: "EXCEPT AS SET FORTH BELOW, VISTA MAY NOT MODIFY OR AMEND ANY PROVISION OF THIS AGREEMENT WITHOUT THE WRITTEN CONSENT OF PCP. TO THE EXTENT NECESSARY FROM TIME TO TIME TO COMPLY WITH THE REQUIREMENTS OF STATE OR FEDERAL LAWS OR REGULATIONS OR TO COMPLY WITH THE REQUIREMENTS OR REGULATIONS OF ANY ACCREDITATION ORGANIZATION, AHCA, CMS, DOI, ANY OTHER GOVERNMENTAL AGENCY WITH JURISDICTION OVER VISTA OR PCP, THIS AGREEMENT SHALL AUTOMATICALLY BE MODIFIED OR AMENDED UPON WRITTEN NOTICE FROM VISTA TO PCP TO THAT EFFECT. IN ADDITION, VISTA MAY MODIFY OR AMEND THIS AGREEMENT TO THE EXTENT NECESSARY TO COMPLY WITH THE REQUIREMENTS OF ANY VISTA COVERAGE PLAN UPON WRITTEN NOTICE TO PCP.

      9 MISCELLANEOUS. SECTION 9.12 - PHYSICIAN-PATIENT RELATIONSHIP, IS REPLACED WITH THE FOLLOWING: "The parties acknowledge and agree that any and all decisions rendered by VISTA in its administration of this Agreement, including, but not limited to, all decisions with respect to the determination of whether or not a service is a Covered Service, are made solely to determine if payment of benefits under the applicable VISTA Coverage Plan is appropriate. The parties further acknowledge and agree that any and all decisions relating to the necessity of the provision or non-provision of medical services or supplies shall be made solely by the Member and PCP in accordance with the usual provider-patient relationship. PCP shall have sole responsibility for the medical care and treatment of Members under PCP's care. PCP further acknowledges and agrees that it is possible that a Member AND THE

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      PHYSICIANS EMPLOYED, CONTRACTED OR ASSOCIATED WITH a PCP may determine that certain services or supplies are appropriate even though such services or supplies are not Covered Services under the applicable VISTA Coverage Plan and will not be paid for or arranged by VISTA. PCP shall inform Members in writing prior to provision of such non-Covered Services that such services are not Covered Services and that the Member will be responsible for payment for such non-Covered Services and collect the fees for such non-Covered Services directly from the Member."

      9 MISCELLANEOUS. SECTION 9.20 SUBCONTRACTS, IS REPLACED WITH THE
      FOLLOWING: "Except as otherwise permitted in this Agreement, PCP shall not delegate or subcontract any of its obligations under this Agreement without the prior written consent of VISTA WHICH WILL NOT BE UNREASONABLY WITHHELD. If PCP, with VISTA's consent, carries out any of its obligations or duties under this Agreement through a subcontract, such subcontract shall contain a clause which requires the subcontractor to comply with any and all obligations and duties imposed on PCP in this Agreement, including Medicare and Medicaid laws and regulations. Such subcontract shall provide that the performance of the parties is monitored by VISTA on an ongoing basis and that VISTA may take enforcement actions in the event such subcontractor fails to comply, in VISTA's determination, with any obligation or duty imposed on PCP in this Agreement, including the Medicare and Medicaid laws and regulations.

      9 MISCELLANEOUS. SECTION 9.27 SURVIVAL, IS REPLACED WITH THE FOLLOWING:
      "Article 2, Section 6.7, Section 6.13, Article 7, Article 8, and Article 9 of this Agreement shall survive termination or expiration of this Agreement for any reason whatsoever, PROVIDED THAT ARTICLE 7 SHALL SURVIVE FOR ONLY SIX (6) YEARS AFTER TERMINATION OR EXPIRATION OR AS REQUIRED BY LAW, WHICHEVER IS LESS."

      9 MISCELLANEOUS. A SECTION 9.28 TITLED "SARBANES-OXLEY" SHALL BE ADDED AS
      FOLLOWS: "VISTA ACKNOWLEDGES THAT PCP IS SUBJECT TO THE PROVISIONS OF THE SARBANES-OXLEY ACT OF 2002 AND THE RULES, REGULATIONS AND INTERPRETATIONS PROMULGATED THEREUNDER (THE "SARBANES-OXLEY ACT"). IN ORDER TO ASSIST PCP WITH ITS COMPLIANCE WITH THE PROVISIONS OF SECTION 404 OF THE SARBANES-OXLEY ACT, IF VISTA OBTAINS TYPE 2 STATEMENT OF AUDITING STANDARDS 70 REPORTS ("SAS 70 REPORTS") FROM THEIR INDEPENDENT AUDITORS REGARDING THE OPERATING EFFECTIVENESS OF VISTA'S PCP INTERNAL CONTROLS OVER FINANCIAL REPORTING (THE "VISTA CONTROLS"), VISTA WILL PROVIDE PCP WITH A COPY UPON REQUEST. IF VISTA DOES NOT PROVIDE PCP WITH CURRENT SAS 70 REPORTS, SOLELY FOR THE PURPOSE OF ASSESSING VISTA CONTROLS, VISTA WILL MAKE AVAILABLE TO PCP AND ITS INDEPENDENT AUDITORS INFORMATION REGARDING THE VISTA CONTROLS AS PCP MAY REASONABLY REQUEST UPON REASONABLE ADVANCE NOTICE."

      SCHEDULE A - OWNERSHIP DISCLOSURE, THE FOLLOWING PARAGRAPH IS INSERTED:
      "PCP is a wholly owned subsidiary of Continucare Corporation, a Public Company. For information regarding Principals see Continucare filings with the Securities and Exchange Commission."

      SCHEDULE B - PCP STAFF, INTRODUCTORY SENTENCE IS REPLACED WITH THE
      FOLLOWING: "The following is a list of all physicians and LICENSED health professionals employed by or contracted with PCP and their licensure."

      SCHEDULE D - BENEFITS PROGRAMS, IS REPLACED WITH THE SCHEDULE D ATTACHED HERETO.

      SCHEDULE 1 - DEFINITIONS / ALLOWANCE, IS REPLACED WITH THE FOLLOWING: "the Allowance shall be the pre-negotiated amount PCP agreed to accept for Covered Services under this Agreement for Members enrolled in the (i) VISTA Coverage Plan for Preferred Provider Organization Benefit Program;
      (ii) VISTA Coverage Plan for Point of Service Benefit Program, solely for the out-of-network component of such Benefit Program; or (iii) other Benefit Program, as VISTA may determine, at VISTA's REASONABLE discretion under the applicable VISTA Coverage Plan."

      SCHEDULE 1 - DEFINITIONS / CAPITATION FEE, IS REPLACED WITH THE FOLLOWING:
      "the fixed amount per Member per month PCP receives from VISTA to provide Primary Care Services, as specifically set forth in Schedule 4.1 hereof."

      SCHEDULE 1 - DEFINITIONS / CREDENTIALING CRITERIA, IS REPLACED WITH THE
      FOLLOWING: "the protocol for the process performed by VISTA or its designee to verify that a Participating Provider satisfies VISTA's requirements for participation in its provider network, including, but not limited to licensure, certification, and any other requirements and/or standards adopted by VISTA regarding Participating Providers' qualifications. Credentialing Criteria shall include protocols for the recredentialing process of Participating Providers from time to time with such frequency as VISTA may REASONABLY elect."

      SCHEDULE 1 - DEFINITIONS / MEMBER, IS REPLACED WITH THE FOLLOWING: "any eligible individual enrolled under any VISTA Coverage Plan, and the eligible dependents of such individual who are enrolled under said VISTA Coverage Plan, including, without limitation, a Medicare Member, a Medicaid Member and a Participant AS DETERMINED BY VISTA IN VISTA'S REASONABLE DISCRETION."

      SCHEDULE 2.1 - PCP REQUIREMENTS / C. NOTICE OF CERTAIN ACTIONS OR EVENTS, IS REPLACED WITH THE FOLLOWING: PCP shall WITHIN FIVE (5) BUSINESS DAYS notify VISTA, in writing, of any of the following actions taken by or against PCP: (i) the surrendering, revocation or suspension of any license, certification, registration or permit pertaining to the services provided under this Agreement; (ii) any action to restrict, suspend or revoke PCP's right to participate in the Medicare or Medicaid program or PCP's clinical or staff privileges at any hospital or health care facility or if PCP voluntarily relinquishes any of the foregoing; (iii) any claim alleging PCP's medical malpractice, Notice of Intent to Initiate Litigation filed against PCP, as defined in Section 766.106, Florida Statutes, or summons or complaint alleging PCP's medical malpractice RELATING TO MEMBERS; (iv) any lapse or material change in PCP's professional liability insurance as required under this Agreement; (v) any indictment or conviction of PCP for a felony; (vi) any disciplinary action, fine, penalty, or other sanction imposed upon PCP by AHCA, CMS, DOI or any other local, state or federal regulatory agency or notice of the commencement of a proceeding that could lead to any of the foregoing; or (vii) any other situation, including PCP's bankruptcy or insolvency or loss of any board certification, which materially adversely affects PCP's ability to carry out PCP's duties and obligations under this Agreement, or which would materially change the representations made in PCP's credentialing or recredentialing application.

      SCHEDULE 2.1 - PCP REQUIREMENTS/D. PCP ACCEPTANCE OF MEMBERS, IS REPLACED WITH THE FOLLOWING: "PCP MAY REASONABLY LIMIT, RESTRICT OR SUSPEND THE ABILITY OF NEW MEMBERS TO SELECT PCP FOR PRIMARY CARE SERVICES (THE "RESTRICTION"), EFFECTIVE IMMEDIATELY UPON WRITTEN NOTICE TO VISTA WHICH SHALL STATE THE REASON FOR SUCH ACTION (THE "VIOLATION"). VISTA SHALL COMPLY WITH ANY SUCH NOTICE; PROVIDED, HOWEVER, IF VISTA CURES SUCH VIOLATION TO PCPS REASONABLE SATISFACTION, PCP SHALL LIFT SUCH RESTRICTION."

      SCHEDULE 2.1 - PCP REQUIREMENTS / RECITAL E. INSURANCE, IS REPLACED WITH THE FOLLOWING: "PCP shall maintain throughout the Term, at its sole cost and expense, professional liability insurance and general liability insurance consistent with applicable law, VISTA Credentialing Criteria and VISTA Policies as shall be necessary to insure it and its employees and contractors against any and all claims for damages arising by reason of death or personal injuries occasioned directly or indirectly in connection with PCP's acts or omissions in the performance of Covered Services pursuant to this Agreement ("Insurance"). If PCP obtains claims-made Insurance, PCP shall obtain "tail" coverage that is effective upon termination of the claims-made policy and a retroactive effective date of such policy to ensure there is no lapse in coverage. PCP shall provide verification of compliance with this provision to VISTA upon VISTA's request. PCP shall ensure that its liability insurance company is required to provide VISTA with thirty (30) days prior written notice of cancellation, termination or non-renewal of PCP's Insurance. The FAILURE OF PCP TO MAINTAIN Insurance as required under this Agreement, shall be deemed to be a "material breach" of this Agreement. PCP shall immediately notify VISTA whenever a Member files a claim or a notice of intent to commence legal action against PCP, if known to PCP, including the details of the nature, circumstances and disposition of such claim."

      SCHEDULE 2.19 - MEDICAID REQUIREMENTS, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 2.23 - NETWORK ACCESS ARRANGEMENT REQUIREMENTS, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 4.1 COMPENSATION - SECTION I. COMPENSATION FOR CAPITATED SERVICES RECITAL B. DEDUCTIONS FROM CAPITATION FEE, IS REPLACED WITH THE FOLLOWING:
      "If PCP Refers a Member to a Provider in a manner inconsistent with VISTA Policies, the cost of any services provided by such Provider shall, at VISTA's discretion, be the financial responsibility of PCP, and VISTA may deduct such amount from THE POOL AS WITH OTHER CLAIMS AS DESCRIBED IN
      EXHIBIT 3"

      SCHEDULE 4.1 COMPENSATION - SECTION I. COMPENSATION FOR CAPITATED SERVICES
      - RECITAL C. CAPITATION FEE ADJUSTMENTS, IS REPLACED WITH THE FOLLOWING:
      "If a Member should have been included on PCP's Member list and was not so included, VISTA shall retroactively add such Member to PCP's panel for a period of up to ninety (90) days from the date VISTA determines that the particular Member should have been included in PCP's panel and PCP shall receive applicable Capitation Fee payments on behalf of that Member for such period. If a Member was erroneously or inappropriately placed on PCP's panel or is retroactively terminated, VISTA shall offset any Capitation Fee payment previously paid to PCP on behalf of such Member for a period of up to one (1) year from THE DATE OF PAYMENT and all payments otherwise due PCP, including the Capitation Fee; provided, however, that such one (1) year limitation shall not apply to Members covered under Federal Employee

      Health Benefit Program, Medicare or Medicaid pursuant to an adjustment made by CMS or AHCA, as applicable."

      SCHEDULE 4.1 COMPENSATION - SECTION II. COMPENSATION FOR NON-CAPITATED PRMARY CARE SERVICES - RECITAL J. BILLED CHARGES, IS REPLACED WITH THE
      FOLLOWING: " In the event PCP's Billed Charge for a service listed in any Exhibit hereto is changed by any amount whatsoever, in any manner whatsoever (the "New Billed Charge"), (i) PCP shall PROMPTLY notify VISTA; and (ii) this Agreement shall be automatically amended, without the need for PCP's consent, so that the compensation set forth herein is reduced to reflect the same percentage discount to the New Billed Charge for the particular service(s) as the compensation represents with respect to Billed Charge for such service(s). PCP acknowledges and agrees that irreparable injury will result to VISTA in the event of PCP's breach of this Schedule 4.1 and that a material inducement for PCP's engagement by VISTA are the covenants set forth in this Schedule 4.1. In the event PCP breaches this Schedule 4.1, VISTA shall have the right, in addition to any other right or remedy VISTA may have under this Agreement or at law or in equity, to (i) terminate this Agreement PURSUANT TO SECTION 6.3 and (ii) offset any and all payments otherwise due PCP from VISTA, including future compensation, in an amount equal to the difference between (1) compensation paid by VISTA to PCP where the compensation was based on the New Billed Charge which compensation did not equal the same percentage discount to the New Billed Charge for the particular service(s) as the compensation represented with respect to the Billed Charge for such service(s) and (2) compensation based on the New Billed Charge which is equal to the same percentage discount to the Billed Charge for the particular service."

      SCHEDULE 4.1 COMPENSATION - SECTION III. PAYMENTS TO VISTA- RECITAL B. OFFSET, IS REPLACED WITH THE FOLLOWING: "PCP acknowledges and agrees that VISTA may reduce payment to PCP in connection with a claim for overpayment at VISTA's REASONABLE discretion or in the event PCP fails to comply with
      Article III of this SCHEDULE 4.1. PROVIDED, HOWEVER, THAT VISTA SHALL HAVE NO OFFSET FOR ADDITIONAL COST INCURRED BY REFERRALS MADE BY PCP TO PROVIDERS DESIGNATED BY VISTA AS PARTICIPATING PROVIDERS SHOULD VISTA SUBSEQUENTLY DETERMINE THAT SUCH PROVIDER IS A NON-PARTICIPATING PROVIDER PROVIDED THAT SUCH ERROR OCCURRED VIA PCP'S USE OF VISTA'S WEB-BASED REFERRAL SYSTEM SO LONG AS USE OF SUCH SYSTEM DOES NOT CREATE AN UNDUE ADMINISTRATIVE BURDEN FOR PCP."

      SCHEDULE 4.1 COMPENSATION - SECTION IV. PHYSICIAN INCENTIVE PAYMENTS, IS REPLACED WITH THE FOLLOWING: "As required by applicable law, the parties shall comply with the rules applicable to Physician Incentive Plan Regulations contained in 42 C.F.R. 422.208 and 42 C.F.R. 422.210, as amended ("PIP Regulations"). PCP shall cooperate with and assist VISTA in complying with the PIP Regulations by providing VISTA on a periodic basis as required by the PIP Regulations (i) a description of the financial methodology between VISTA and PCP; (ii) any applicable attestations stating whether or not PCP is placed at substantial financial risk, as defined in the PIP Regulations; and (iii) taking any and all other actions as VISTA may request in order for VISTA to comply with the PIP Regulations. PCP further acknowledges and agrees that in the event PCP is deemed to be at substantial financial risk under the PIP Regulations, PCP shall (i) cooperate and assist VISTA in conducting satisfaction surveys of Members using PCP and (ii) obtain, at PCP's sole expense, any additional stop loss insurance required pursuant to the PIP Regulations. In the event PCP must obtain stop loss insurance pursuant to the PIP Regulations, PCP shall obtain a stop loss policy with the following terms: (i) TO THE EXTENT COMMERCIALLY AVAILABLE ON REASONABLE TERMS, the policy is guaranteed renewable; (ii) termination of the policy shall not affect or reduce the policy insurer's obligation to cover, or responsibility for coverage of, PCP's Claims for Covered Services provided to Members during the term of such policy and which are covered under the applicable VISTA Coverage Plan; (iii) VISTA is the designated beneficiary for Members covered by the policy for incurred but unpaid benefits for the time frame for which Capitation Fee payments were received by PCP in the event PCP is insolvent or bankrupt; and (iv) the policy insurer will provide notice of termination or cancellation of the policy to VISTA.

      SCHEDULE 4.1/EXHIBIT 1 - HMO COMMERCIAL - SECTION I. CAPITATION FEE RATE IS REPLACED WITH THE SECTION I SET FORTH ON EXHIBIT 1 ATTACHED HERETO. THE BALANCE OF SECTION I REMAINS UNCHANGED.

      SCHEDULE 4.1/EXHIBIT 2 - HMO INDIVIDUAL - SECTION I. CAPITATION FEE RATE IS REPLACED WITH THE SECTION I SET FORTH ON EXHIBIT 1 ATTACHED HERETO. THE BALANCE OF SECTION I REMAINS UNCHANGED.

      SCHEDULE 4.1/EXHIBIT 3 - MEDICARE - THIS SCHEDULE SHALL BE RETITLED "MEDICARE AND MEDICARE CHOICE ADVANTAGE" AND REPLACED WITH EXHIBIT 3 ATTACHED HERETO.

      SCHEDULE 4.1/EXHIBIT 4 - MEDICAID, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 4.1/EXHIBIT 5 - HEALTHY KIDS, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 4.1/EXHIBIT 6 - POINT OF SERVICE, IS REPLACED WITH EXHIBIT 6 ATTACHED HERETO.

      SCHEDULE 4.1/EXHIBIT 7 - PREFERRED PROVIDER ORGANIZATIONS, IS REPLACED WITH EXHIBIT 7 ATTACHED HERETO.

      SCHEDULE 4.1/EXHIBIT 9 - NETWORK ACCESS ARRANGEMENT, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 4.1/EXHIBIT 10 - MEDICARE VALUE ADVANTAGE, IS REPLACED WITH
      EXHIBIT 10 ATTACHED HERETO.

      SCHEDULE 4.1/EXHIBIT 11 - MEDICARE CHOICE ADVANTAGE, IS DELETED IN ITS ENTIRETY.

      SCHEDULE 7 - RECORDS - SECTION I, B. FINANCIAL RECORDS, IS REPLACED WITH THE FOLLOWING: "PCP shall create and maintain in accordance with general standards for book and record keeping financial records relating to the operation of PCP's practice and the provision of Primary Care Services, including, but not limited to (i) shareholder lists; (ii) MATERIAL agreements and amendments related thereto, including, but not limited to provider agreements; (iii) corporate documents, including, but not limited to minutes of board of directors' meetings, articles of incorporation and bylaws and all amendments thereto, certifications and licenses, and insurance policies; (IV) financial statements, including, but not limited to financial opinions, balance sheets, profit and loss statements, cash flow statements, applicable notes, interim financial statements, inter-company transaction, lag reporting (e.g. claims paid, checks issued for the last twelve (12) months, as applicable), copies of debt instruments, notes and loan agreements, pending taxes, assessments, disputes and/or investigations, bank statements and reconciliations and cancelled checks; (V) reserve statements indicating paid and unpaid claims; (VI) Encounter Data transmission logs; and (VII) historical claims data (the "Financial Records;" General Records, Member Records and Financial Records collectively referred to as the "Records")".

      SCHEDULE 7 - RECORDS - SECTION II PROVISION, INSPECTION AND AUDIT OF RECORDS, IS REPLACED WITH THE FOLLOWING: "PCP shall provide Records only to authorized individuals in accordance with this Agreement and state and federal law. PCP shall not release original medical records except in accordance with federal or state laws, court orders or subpoenas. PCP shall permit DHHS, the United States Comptroller General, VISTA AHCA, CMS, DOI, and Accreditation Organization, and any other state or federal agency with authority over VISTA, and/or their designees to audit, evaluate, inspect and copy all Records, including pertinent books, contracts, medical records, patient care documentation and other records that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amount payable which are in PCP's possession or control as may be necessary for compliance by VISTA with the provisions of state and federal laws and regulations, the rules and regulations of Accreditation Organizations and PCP's compliance with this Agreement including, but not limited to, such books, contracts, medical records, patient care documentation and other records necessary to certify the nature and extent of costs of Medicare or Medicaid reimbursable services provided under this Agreement or otherwise related to Medicare Members or Medicaid Members and any additional information that CMS or AHCA may require. Such right of audit, evaluation, inspection and copying shall extend for at least six (6) years following the termination of this Agreement and be retained further if such Records are under review or audit until such review or audit is complete or as otherwise required by state or federal law. Further, upon VISTA's or any state or federal agency's or any Accreditation Organization's request and subject to applicable patient confidentiality restrictions, PCP shall provide a copy of all or part of a requested Record, including a member's medical record, within fifteen (15) business days of receipt of such request or such shorter period as required by law. PCP shall comply with any requirements or directives issued by VISTA which are consistent with the requirements of this Agreement, any Accreditation Organization, AHCA, CMS, DOI or any other governmental authorities as a result of any evaluation, inspection or audit of PCP. VISTA SHALL REIMBURSE PCP FOR ALL COSTS INCURRED BY PCP IN CONNECTION WITH PROVIDING ACCESS TO OR COPIES OF ANY RECORDS PURSUANT TO THIS SECTION. FURTHER, VISTA ACKNOWLEDGES THAT THE RECORDS ARE CONFIDENTIAL INFORMATION OF PCP AND WILL BE SUBJECT TO THE PROVISIONS OF
      SECTION 9 OF THE AGREEMENT."

      SCHEDULE 7 - RECORDS - SECTION IV. TRANSFER OF MEDICAL RECORDS UPON TERMINATION, IS REPLACED WITH THE FOLLOWING: "Upon the effective date of termination of this Agreement (and the expiration of any period of any continuing care obligation), or such earlier date a Member may select or be assigned to another provider, regardless of whether this Agreement then remains in effect, pursuant to a Member's or VISTA's request, PC shall copy all such Member's medical records in PCP's possession and forward such records, at no cost to

      Member, to (i) such other provider as designated by VISTA; (ii) the Member; and (iii) VISTA, as requested by VISTA or the Member. SUCH COPIES OF THE MEMBER'S MEDICAL RECORDS MAY BE IN SUMMARY FORM. ALL REASONABLE COSTS INCURRED BY PCP IN COPYING SUCH RECORDS SHALL BE REIMBURSED BY VISTA IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS."

II.   MISCELLANEOUS.

      A. Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

      B. This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

      C. All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

      IN WITNESS WHEREOF, the parties to this Amendment have caused the execution of this Amendment as of the day and year first above written.

                       VISTA HEALTHPLAN, INC.

                       By: /s/ Duell O. Wise
                           ---------------------------------
                       Print Name: Duell O. Wise
                       Its: Executive Vice President

                       VISTA INSURANCE PLAN, INC.

                       By: /s/ Duell O. Wise
                           ---------------------------------
                       Print Name: Duell O. Wise
                       Its: Executive Vice President

                       PROVIDER

                      By: /s/ Richard C. Pfenniger, Jr.
                          ----------------------------------
                      Print Name: Richard C. Pfenniger, Jr.
                      Its: President

                                   SCHEDULE D
                                BENEFIT PROGRAMS

      PCP shall provide Primary Care Services in accordance with this Agreement to Members who participates in the following Benefit Programs, as may be amended from time to time.

         HMO Commercial
         HMO Individual
         Medicare
         Point of Service
         Preferred Provider Organization
         Exclusive Provider Organization
         Medicare Value Advantage
         Medicare Choice Advantage